Exhibit 99.1

Press Release

China Valves Technology, Inc. Appoints New Chief Financial Officer

KAIFENG, China, Sept. 22 /Xinhua-PRNewswire-FirstCall/ -- China Valves Technology, Inc. (OTC Bulletin Board: CVVT) ("China Valves" or the "Company"), a leading metal valve manufacturer with operations in the People's Republic of China ("PRC"), today announced that it named Ms. Veronica Jing Chen to be the Company's new Chief Financial Officer as of October 7, 2008.

Ms. Chen will manage and enhance the Company's financial functions by implementing more extensive internal policies and controls and building a team of high caliber financial professionals. She will also be responsible for developing and implementing the Company's strategic plans for growth, which includes evaluating the profitability of investments, including corporate acquisitions, and new products. Ms. Chen replaces the Company's previous Chief Financial Officer, Mr. Jianxing Li, who left the Company for personal reasons.

Ms. Chen recently was the Chief Financial Officer for Nasdaq listed Origin Agritech, Ltd. Previously, she was the Senior Director of Finance at iKang Healthcare, Inc., Director of Finance at Nasdaq listed eLong, Inc. and Finance Manager of the North China Region for Eli Lilly Asia Inc. China Rep. Office. She has set up and run accounting and financial management systems, improved internal financial reporting and controls, and implemented corporate governance procedures according to Sarbanes-Oxley Act standards. She has been responsible for an IPO and share listing on Nasdaq. Ms. Chen has a Doctor of Business Administration degree from Victoria University, Neuchatel, Switzerland, and a Masters in Business Administration from City University, Seattle, the U.S. She has CPA Australia Membership, and is fluent in Mandarin and English.

"We are pleased to have Ms. Chen join our Company as we begin a period during which we plan to grow rapidly," said Mr. Siping Fang, Chairman and CEO of China Valves, "She has direct experience as a CFO and Finance Director for Chinese companies, and we look forward to adding her experience and expertise to our management team. We are confident that she will be able to further improve the way we manage our business and our ability to be accountable to shareholders."

About China Valves Technology, Inc.

China Valves Technology, Inc. through its subsidiaries, Zhengzhou Zhengdie Valve Co, Ltd. and Henan Kaifeng High Pressure Valve Co., Ltd., is engaged in the development, manufacture and sale of high-quality metal valves for the electricity, petroleum, chemical, water, gas, nuclear power and metallurgy industries. One of the best known brand names in China's valve industry, the Company's history can be traced back to when it was formed as a state-owned enterprise in 1959. The Company's products are the result of extensive research and development which also led to a number of patented products and manufacturing processes. China Valves has significant market shares of valve sales to a number of domestic industries, and exports to the rest of Asia and Europe.

Safe Harbor Statement

This announcement contains "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words "estimate," "project," "intend," "forecast," "anticipate," "plan," "planning," "expect," "believe," "will likely," "should," "could," "would," "may" or words or expressions of similar meaning. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause the company's actual results and financial condition to differ materially from what is included within the forward-looking statements. Forward-looking statements involve risks and uncertainties, including those relating to the Company's ability to achieve its after tax net income targets, expand its market share and complete strategic acquisitions. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. Potential risks and uncertainties include, among others, our failure to implement acquisition growth strategy, difficulty to defend our intellectual property rights from infringement, currently unknown and unforeseeable constraints on the Company's ability to continue operations, domestic or global economic conditions -- especially those relating to China, activities of competitors and the presence of new or additional competition, and changes in United States Federal or State laws, restrictions and regulations on doing business in a foreign country, in particular China, and conditions in equity markets. All of such assumptions are inherently subject to uncertainties and contingencies beyond our control and upon assumptions with respect to future business decisions, which are subject to change. We do not undertake to update the forward-looking statements contained in this press release. For a description of the risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, see our most recent Annual Report filed with the Securities and Exchange Commission (SEC) on Form 10-K, and our subsequent SEC filings. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at http://www.sec.gov .

    For more information, please contact:

    China Valves Technology, Inc.
     Ray Chen, VP of Investor Relations
     Tel (U.S):   +1-650-281-8375
     Tel (China): +86-139-2527-9478
     Email: raychen@cvalve.net
     Web:   http://cvalve.net/en/

    CCG Investor Relations
     Crocker Coulson, President
     Tel:   +1-646-213-1915
     Email: crocker.coulson@ccgir.com
     Web:   http://ccgir.com